Exhibit 99.2

Q&A

To Be Used With Rite Aid Associates

Q1.          What is being announced today?

Today, it was announced that we have reached a revised agreement with Walgreens Boots Alliance under which we will further extend and amend the merger agreement’s end date to July 31, 2017.

Q2.          What are the terms of the revised agreement and why did it have to be revised?

Under the revised agreement, WBA will acquire all outstanding shares of Rite Aid for $7.00 per share, subject to certain adjustments, but in no case will the price be less than $6.50 per share. The price to be paid will be based on the number of Rite Aid stores that Walgreens Boots Alliance divests in order to obtain antitrust clearance from the Federal Trade Commission.

The revised terms take into account the increase in the maximum number of potential divestitures contemplated under the agreement from 1,000 stores to 1,200 stores which may be necessary to obtain antitrust clearance from the Federal Trade Commission. The terms also reflect additional obligations that WBA may be required to fulfill as part of the antitrust clearance process.

Q3.          What happens with the previous merger agreement, announced Oct. 2015?

The terms of the original merger agreement have been amended and the amended terms supersede the original terms.

Q4.          What are the next steps with this revised agreement?

The deal is subject to approval by holders of Rite Aid’s common stock, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. The transaction is expected to close by the end of July 2017.

Q5.          Are you announcing this revised agreement because the FTC wouldn’t approve the original deal?

Our goal in extending the agreement is to allow us additional time to obtain the necessary regulatory approvals, as well as Rite Aid shareholder approval of the revised terms, to complete the proposed merger.

Q6.          Is this revised merger agreement subject to stockholder approval?

Yes - as a result of the changes to the merger agreement, we will need Rite Aid stockholders to approve the revised terms. Stockholders should expect to receive a new proxy for a special meeting to vote on the revised transaction.

Q7.          When will shareholders vote?

We have not yet scheduled the special meeting but expect to do so as soon as possible; details will be provided in the proxy materials Rite Aid expects to issue soon.

Q8.          How long will it take for the revised merger agreement to close?

We expect the deal to close by the end of July.

Q9.          What about the purchase agreement with Fred’s — is still in effect?

Yes, the purchase agreement with Fred’s remains in effect at this time. WBA and Fred’s will continue to work together.

Q10.   Why the increased number of divested stores? Are they Rite Aid only?

The revised terms take into account additional obligations that WBA may be required to fulfill and additional divestitures that the parties believe may be necessary to obtain antitrust clearance from the Federal Trade Commission. WBA will be required to divest up to 1,200 Rite Aid stores.

Q11.        How does today’s news affect me and my job?

As a Rite Aid associate, you have an important role in providing great care and service to our customers and patients and that does not change with today’s announcement. Now more than ever, it is critical that each and every Rite Aid associate, especially those on the front lines interacting with customers, remain laser focused on our business objectives and deliver our unique brand of health and wellness solutions to those we serve.

****TO BE USED ONLY WITH APPROPRIATE AUDIENCES

Q12.        What about my equity award?

All Rite Aid stock, including unvested options, will convert to WBA shares upon completion of WBA’s acquisition of Rite Aid. Specifics will be communicated to affected individuals at a later date.

Q13.        If more stores are being divested, and more store associates being divested, will there be a greater number of field leaders divested, too?

We are committed to providing the appropriate level of field support to stores that are divested. We are committed to keeping you up to date as the merger process continues, and expect to provide additional details regarding divestitures and other planned actions to obtain regulatory approval.

Q14.        What about DCs and DC associates — will they be affected by the increased store divestitures?

While there is no immediate impact to Rite Aid distribution centers, certain DCs will be divested. The details are to be worked out and will require FTC approval. We are committed to keeping you up to date as the merger process continues, and expect to provide additional details regarding divestitures and other actions to obtain regulatory approval.

Q15.        What about the severance package that was shared with me in Jan. 2016 — is it still in effect?

The severance package that was previously communicated to eligible associates is subject to the completion of Walgreens Boots Alliance’s acquisition of Rite Aid.

Q16.        What about the retention bonus that was shared with me in Jan. 2016 — is it still in effect?

The retention bonus that was previously communicated to eligible associates is subject to the completion of Walgreens Boots Alliance’s acquisition of Rite Aid.

ADDITIONAL QUESTIONS - Media and External Audiences

Q17.        When will shareholders vote?

The date for the special shareholder’s meeting has not yet been determined but will be provided in the proxy materials that Rite Aid will issue in connection with the special shareholder meeting.

Q18.        Why should shareholders support this revised merger agreement?

Rite Aid’s board of directors has determined that the merger is in the best interests of the company and its shareholders, after taking into account relevant factors.

Q19.        Do you expect the FTC to approve the deal?

We believe the divestiture of stores and other assets to Fred’s will provide the FTC with an acceptable remedy and we are diligently working with the FTC to answer their questions and address any concerns. However, there can be no assurance if or when the deal will be approved or the terms of any approval.

Q20.        Where is the FTC in its review?

We cannot comment on the specifics of the FTC review. We are cooperating with the FTC.

Q21.            If the deal doesn’t get approved, what are your next strategic steps?

We extended the merger agreement because we expect that we will be able to close the transaction. If the deal does not close, we will consider any available strategic options that deliver value to our stakeholders.

Q22.            If the deal ultimately does not get approved by the FTC, will you receive the break-up fee?

Yes - if the FTC does not approve the deal, Rite Aid will receive a break-up fee. The break-up fee in this scenario continues to be $325.0 million unless we miss the Adjusted EBITDA minimum, in which case we would receive a break-up fee of $162.5 million.

Q23.            Why did you agree to a reduction in the break-up fee?

We did not agree to a reduction in the break-up fee under the original agreement. We were not entitled to a break-up fee in the event we did not satisfy the minimum Adjusted EBITDA threshold. In the event the agreement is now terminated because of our failure to meet the Adjusted EBITDA threshold, we will receive a $162.5 million break-up fee.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “will,” “may,” “should,” “expect,” “anticipate,” “believe,” “future,” “target,” “plan” and similar expressions are intended to identify information that is not historical in nature.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of WBA following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval of the amended Merger Agreement by the stockholders of Rite Aid may not be obtained; (2) there may be a material adverse change of Rite Aid or the business of Rite Aid may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; (5) changes in economic conditions, political conditions, changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder may occur; (6) provider and state contract changes may occur; (7) reduction in provider payments by governmental payors may occur; (8) the expiration of Rite Aid’s Medicare or Medicaid managed care contracts by federal or state governments; (9) tax matters; (10) there may be difficulties and delays in achieving synergies and cost savings; and (11) other risk factors as detailed from time to time in Rite Aid’s and WBA’s reports filed with the Securities and Exchange Commission (the “SEC”), including Rite Aid’s Annual Report on Form 10-K for the fiscal year ended February 27, 2016, which is available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Rite Aid undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, as amended, Rite Aid intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Rite Aid will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s Web site (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention: Senior Director, Treasury Services & Investor Relations.

Participants in the Merger Solicitation

The directors, executive officers and employees of Rite Aid and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Rite Aid’s directors and executive officers is available in its definitive proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 13, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.